                                                                     EXHIBIT 3.1



                           THIRD AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                     AMERICAN BANKERS INSURANCE GROUP, INC.


                        -------------------------------


         American Bankers Insurance Group, Inc., a corporation organized and existing under the laws of the State of Florida, does hereby certify pursuant to
Section 607.1007, Florida Statutes, that:

         1. The name of the corporation is American Bankers Insurance Group,
Inc.

         2. These Third Amended and Restated Articles of Incorporation have been duly adopted by the Board of Directors of American Bankers Insurance Group, Inc., without shareholder action, pursuant to a written consent to action dated as of July 16, 1996, and include amendments to Article IV authorizing a new class of preferred stock, referred to in these Third Amended and Restated Articles of Incorporation as $3.125 Series B Cumulative Convertible Preferred Stock, and setting forth the rights, preferences and limitations of such $3.125 Series B Cumulative Convertible Preferred Stock. These amendments do not require shareholder action.

         3. There are no discrepancies between the provisions of the Corporation's Second Amended and Restated Articles of Incorporation as heretofore amended and the provisions of these Third Amended and Restated Articles of Incorporation other than the inclusion of the foregoing amendments and the omission of matters of historical interest.

                                ARTICLE I - NAME

The name of the Corporation is American Bankers Insurance Group, Inc.

                              ARTICLE II - DURATION

The Corporation shall exist perpetually until dissolved according to law.

                              ARTICLE III - PURPOSE

The Corporation shall be authorized to exercise and enjoy all powers, rights, and privileges granted by the laws of the State of Florida to corporations organized thereunder, and all the powers conferred by all acts hereafter amendatory of or supplemental to the laws of the State of Florida.

                           ARTICLE IV - STATED CAPITAL

The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is 38,500,000; the total number of shares of Common Stock shall be 35,000,000 and each such share shall have a par value of One Dollar ($1.00); and the total number of shares of Preferred Stock shall be 3,500,000 and each share shall be without par value.

Each outstanding share of Common Stock, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Shares of Common Stock may be issued for such consideration, having a value not less than the par value of the shares issued therefor, as is determined from time to time by the Board of Directors, to be paid, in whole or in part, in cash or other property, tangible or intangible, or in labor or then services actually performed for the Corporation. Shares of Common Stock may not be issued until the full amount of the consideration therefor has been paid. Thereafter, such shares shall be deemed to be paid and non-assessable.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including, without limitation the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series."

                     SERIES A PARTICIPATING PREFERRED STOCK

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Participating Preferred Stock." The shares constituting such series shall be without par value. The number of shares constituting such series shall be 350,000.

         Section 2. DIVIDENDS AND DISTRIBUTION.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $3.125 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation, (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after February 24, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $3.125 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless (i) the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or (ii) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided by the Third Amended and Restated Articles of Incorporation of the Corporation, or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock (and any other capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on a Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

         (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. RE-ACQUIRED SHARES. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING-UP.

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Participating Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A

Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series A Participating Preferred Stock shall not be redeemable.

         Section 9. RANKING. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. AMENDMENT. The Third Amended and Restated Articles of Incorporation of the Corporation, any further amendments thereto, and any certificate amendatory thereof or supplemental thereto shall not be amended or further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of such percentage of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class, as may be required under (i) the Florida General Corporation Act or
(ii) the Third Amended and Restated Articles of Incorporation of the Corporation, whichever requires a greater percentage.

         Section 11. FRACTIONAL SHARES. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

             $3.125 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

         Section I: DESIGNATION OF SERIES AND NUMBER OF SHARES TO BE INITIALLY ISSUABLE THEREIN. This series of Preferred Stock shall be designated "$3.125 Series B Cumulative Convertible Preferred Stock" (hereinafter called the "Convertible Preferred Stock"), no par value, of which 2,300,000 shares shall be initially issuable.

         Section II: RANK. All shares of Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all Junior Stock.

         Section III. DIVIDENDS. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $3.125 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of initial issuance of such shares of Convertible Preferred Stock (on a daily basis whether or not such amounts would be available at that time for distribution to holders of shares of Convertible Preferred Stock) and shall be payable in cash quarterly in arrears on February 1, May 1, August 1 and November 1 of each year commencing November 1, 1996 (with respect to the period from such date of initial issuance to November 1, 1996) (except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day) to holders of record as they appear upon the stock transfer books of the Corporation on such record dates, not more than sixty days nor less than ten days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). In no event shall any such dividend record date be fixed less than (a) six Business Days prior to any date fixed for the redemption of the Convertible Preferred Stock or (b) with respect to the dividend payment date occurring on August 1, 2000 less than ten Business Days prior to any date fixed for such redemption. Subject to the next paragraph of this Section III, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. No interest shall be payable in respect of any dividend payment on the Convertible Preferred Stock which may be in arrears.

         No dividends or other distributions, other than dividends payable solely in shares of Junior Stock, shall be declared, paid or set apart for payment on shares of Junior Dividend Stock, unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends or other distributions on Junior Dividend Stock shall have been paid or declared and set apart for payment.

         No payment on account of the purchase, redemption, retirement or other acquisition of shares of Junior Dividend Stock or Junior Liquidation Stock shall be made unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before such payment for such Junior Dividend Stock or Junior Liquidation Stock shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence shall not apply to the purchase, redemption, retirement, or other acquisition of Junior Dividend Stock or Junior Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for Junior Stock.

         No full dividends shall be declared, paid or set apart for payment on shares of Parity Dividend Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends on Parity Dividend Stock. No dividends shall be paid on Parity Dividend Stock except on dates on which dividends are paid on the Convertible Preferred Stock. All dividends paid or declared and set apart for payment on the Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock on any date shall in all cases bear to each other the same ratio that accrued and unpaid dividends to the date of payment on the Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         No payment on account of the purchase, redemption, retirement or other acquisition of shares of Junior Stock, Parity Dividend Stock or Parity Liquidation Stock shall be made, and, other than dividends to the extent permitted by the preceding paragraph, no distributions shall be declared, paid or set apart for payment on shares of Parity Dividend Stock or Parity Liquidation Stock, unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before such payment for, or the payment date of such distributions on, such Parity Dividend Stock or Parity Liquidation Stock shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence shall not apply to the purchase, redemption, retirement, or other acquisition of Parity Dividend Stock or Parity Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation hereafter adopted or (B) in exchange solely for Junior Stock.

         Any reference to "distribution" contained in this Section III shall not be deemed, except as expressly stated, to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         Section IV. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to the dividends accrued and unpaid on such shares on the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $50 per share, and no more, before any payment shall be made or any assets distributed to the holders of shares of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of shares of Convertible Preferred Stock only with respect to assets (if any) remaining after the Corporation's payment obligations with respect to the liquidation preferences of the shares of any class or series of the Corporation's capital stock hereafter issued ranking prior to the Convertible Preferred Stock as to distributions of assets upon such liquidation, dissolution or winding up ("Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution to shareholders after the liquidation preferences of the shares of Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the share of the Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. The voluntary sale, lease, exchange or transfer of all or substantially all of the Company's property or assets to, or its consolidation or merger with one or more corporations shall not be deemed to be considered a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         Section V. REDEMPTION AT OPTION OF THE CORPORATION. The Convertible Preferred Stock may not be redeemed by the Corporation prior to August 7, 2000. On and after such date, the Convertible Preferred Stock may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or in part at any time, subject to the limitations, if any, imposed by the Florida Business Corporation Act, for an amount in cash equal to the Redemption Price.

         In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine to be fair, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Convertible Preferred Stock then outstanding shall have been paid in full for all past dividend periods.

         Not more than ninety nor less than thirty days prior to the date fixed for redemption by the Board of Directors, notice thereof by first class mail, postage prepaid, shall be given to the holders of record of the shares of Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, that on and after the date fixed for redemption dividends will cease to accrue on such shares, the then-effective conversation price pursuant to Section VI, and that the right of holders to convert shares of Convertible Preferred Stock shall terminate at 5:00 p.m. New York City time on the Business Day prior to the date fixed for redemption and if such conversion right is not exercised prior to such time, such conversion right will be lost (unless the Corporation defaults in the payment of the Redemption Price).

         Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

         No fractional shares of Convertible Preferred Stock shall be issued upon redemption of less than all Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be held at one time by the same holder, the number of full shares issuable upon redemption of less than all of such shares of Convertible Preferred Stock shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so held. Instead of any fractional share of Convertible Preferred Stock that would otherwise be issuable to a holder upon redemption of less than all shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the fair value per share of Convertible Preferred Stock (as determined in good faith by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the date fixed for redemption.

         Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Redemption Price to the holders of the Convertible Preferred Stock, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders of the Corporation and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Convertible Preferred Stock which were to be redeemed, then the certificates evidencing such shares shall be deemed not to be surrendered, such shares shall remain outstanding, and the right of holders of shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

         Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Convertible Preferred Stock, then such funds which are paid shall be applied to redeem such shares of Convertible Preferred Stock as the Corporation may designate by lot or in such other manner as the Board of Directors may determine to be fair, or such redemption shall be effected pro rata.

         The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

Section VI. CONVERSION PRIVILEGE.

         (a) RIGHT OF CONVERSION. Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the 5:00 p.m. New York City time on the Business Day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock, at the rate of that number of shares of Common Stock for each full share of Convertible Preferred Stock that is equal to $50 divided by the conversion price applicable per share of Common Stock, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Section VI. For purposes of this resolution, the "conversion price" applicable per share of Common Stock shall initially be equal to $50.065 and shall be adjusted from time to time in accordance with the provisions of this
Section VI.

         (b) CONVERSION PROCEDURES. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

         No payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock; provided, however, that:

         (i) if a dividend record date fixed for the Convertible Preferred Stock as established herein results in a holder who undertakes conversion being eligible to receive on any dividend payment date both a dividend on the Convertible Preferred Stock and a dividend on the Common Stock issued upon conversion thereof, then such holder shall be entitled to receive only the higher of such dividend amounts; and

         (ii) if the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section VI(c)(iv) or VI(c)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section VI(c)(iv)), the holder of each share of Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Convertible Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

         The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

         (c) Adjustment of Conversion Price. The conversion price at which a share of Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

         (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by: A/(A + B), where:

                  A = the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

                  B = the total number of shares of Common Stock constituting such dividend or other distribution,

         such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

         (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by: (A + B)/(A + C), where:

                  A  =     the number of shares of Common Stock outstanding at
                           the close of business on the date fixed for such determination,

                  B  =     the number of shares of Common Stock which the
                           aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market
                           Price Per Share, and

                  C  =     the number of shares of Common Stock so offered for
                           subscription or purchase,

         such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

         In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the shares shall have been distributed or issued by the Corporation the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants. For the purposes of this Section VI(c)(ii), if both (A) a Distribution Date (as defined in Section 3(a) of the Rights Agreement) and (B) an event set forth in Section 11(a)(ii) or 13(a) of the Rights Agreement shall have occurred, then the later to occur of such events shall be deemed to constitute an issuance of rights to purchase shares of the related common stock.

         (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section VI(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section VI(c)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by: (A - B)/A, where:

                  A  =     the Current Market Price Per Share of the Common
                           Stock on the date fixed for the payment of such distribution (the "Reference Date"), and

                  B  =     the fair market value (as determined in good faith
                           by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidence of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date, provided, however, that for purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (making any further conversion price reduction required by this subparagraph
         (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this
         Section VI(c), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraph (i) and (ii) of this Section VI(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this
         Section VI(c)). If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price Per Share of Common Stock.

         (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding (A) cash that is part of the distribution referred to in (iv) above and,
         (B) in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraph
         (i), (ii), (iii), (iv) and (v) of this Section VI(c)), or all of such quarterly cash dividend if the amount thereof per share amount of Common Stock multiplied by four does not exceed 15% of the Current Market Price Per Share of the Common Stock on the Trading Day next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by:
         (A - B)/A, where:

                  A = the Current Market Price Per Share of the Common Stock on
                      the date fixed for the payment of such distribution, and

                  B = the amount of cash so distributed and not excluded as
                      provided above applicable to one share of Common Stock,

         such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

         (vi) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (vii) Whenever the conversion price is adjusted as herein provided: (1) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment in based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and (2) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

         (viii) The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

         (d) NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on the New York Stock Exchange or quoted on the Nasdaq National Market System, shall be the reported last sale price regular way) at the close of business on the day of conversion.

         (e) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Convertible Preferred Stock might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section VI(h), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section VI(h). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section VI. The above provisions shall similarly apply to successive transactions of the foregoing type.

         (f) RESERVATION OF SHARES; ETC. The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect that conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Florida, in good faith and as expeditiously as possible endeavor to cause the authorized number of shares of Common Stock to be increased if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Convertible Preferred Stock.

         If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange or traded through the Nasdaq National Market, the Corporation will, if permitted by the rules of such exchange or market, list and keep listed on such exchange or make and keep eligible for trading on such market (as the case may be), upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, however, that such shares of Common Stock may be delisted from such exchange or may cease to be eligible for trading through such market (as the case may be) if, prior to or concurrent with such delisting or cessation of eligibility for trading, the Corporation causes such shares of Common Stock to be listed on or eligible for trading through any other such exchange or market.

         (g) PRIOR NOTICE OF CERTAIN EVENTS.  In case:

         (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

         (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

         (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any share exchange whereby the Common Stock is converted into other securities, cash or other property; or

         (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least ten days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         (h) ADJUSTMENTS IN CASE OF FUNDAMENTAL CHANGES. Notwithstanding any other provision in this Section VI to the contrary, if any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each share of Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

         For purposes of calculating any adjustment to be made pursuant to this
Section VI(h) in the event of a Fundamental Change, immediately after such Fundamental Change:

         (i) In the case of a Non-Stock Fundamental Change, the conversion price of the Convertible Preferred Stock shall thereupon become the lower of
         (1) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section VI, and (2) the result of A x $50/B, where:

                  A = the greater of the Applicable Price or the then applicable Reference Market Price, and

                  B = (x) the then-current Redemption Price per share of Convertible Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Convertible Preferred Stock becomes redeemable by the Corporation pursuant to Section V, the applicable price per share set forth for the date of such Non-Stock Fundamental Change in the following table:

         DATE OF NON-STOCK FUNDAMENTAL CHANGE                          PRICE
         ------------------------------------                          -----

After date of original issuance of Convertible
 Preferred Stock and on or before August 6, 1997 ......................$53.13
After August 7, 1997 and on or before August 6, 1998 ..................$52.81
After August 7, 1998 and on or before August 6, 1999 ..................$52.50
After August 7, 1999 and on or before August 6, 2000 ..................$52.19 plus, in any case referred to in this clause (y), an amount equal to all per share dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change; and

         (ii) In the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section VI, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by dividing such conversion price by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

         (i) DIVIDEND OR INTEREST REINVESTMENT PLANS. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Stock was first designated (except as expressly provided in Section VI(c)(ii) with respect to certain events under the Rights

Agreement), and any issuance of Rights, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section VI. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Convertible Preferred Stock.

         (j) SERIES A PREFERRED STOCK PURCHASE RIGHTS. So long as Rights are attached to the outstanding shares of Common Stock of the Corporation, each share of Common Stock issued upon conversion of the shares of Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined in Section 3(a) of the Rights Agreement), the date of redemption of the Rights or the date of expiration of the Rights shall be issued with Rights in an amount equal to the amount of Rights then attached to each such outstanding share of Common Stock.

         Section VII. VOTING RIGHTS.

         (a) GENERAL. The holders of shares of Convertible Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of a share of Convertible Preferred Stock shall have one vote for each share held. Any shares of Convertible Preferred Stock owned, directly or indirectly, by any entity of which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors, shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

         So long as any shares of the Corporation's Convertible Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock and outstanding Parity Dividend Stock, voting or consenting (as the case may be) as a single class (i) amend, alter or repeal (by merger or otherwise) any provision of the Corporation's Third Amended and Restated Articles of Incorporation, as may be amended or restated from time to time, or the by-laws so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock or (ii) effect any reclassification of the Convertible Preferred Stock.

         (b) DEFAULT VOTING RIGHTS. Notwithstanding any other provision of the Corporation's Third Amended and Restated Articles of Incorporation, whenever dividends on the Convertible Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as the time of election of such directors as hereinafter provided and (ii) the holders of shares of Convertible Preferred Stock (voting separately as a class with all other affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) shall have the exclusive right to vote for and elect such two additional directors of the Corporation who shall continue to serve during the period such dividends remain in arrears. The right of the holders of shares of Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock and all other affected classes or series of Parity Dividend Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of shares of Convertible Preferred Stock and such Parity Dividend Stock to vote for such two additional directors, and the number of directors of the Board of Directors of the Corporation shall immediately thereafter be reduced by two.

         The foregoing right of the holders of shares of Convertible Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of shareholders or at any special meeting of shareholders held for such purpose. If the right to elect directors shall have accrued to the holders of shares of Convertible Preferred Stock more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Convertible Preferred Stock, call a special meeting of the holders of Convertible Preferred Stock to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

         Notwithstanding any other provision of the Corporation's Third Amended and Restated Articles of Incorporation, the holders of shares of Convertible Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove, without cause and at any time, and replace any directors such holders shall have elected pursuant to this Section VII.

         Section VIII. OUTSTANDING SHARES. For purposes of this amendment, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section V, all shares of Convertible Preferred Stock that have been so called for redemption under Section V, to the extent provided thereunder; (ii) from the date of surrender of certificates evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock owned, directly or indirectly, by any entity of which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors.

         Section IX. MISCELLANEOUS.

         (a) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in request of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates or instruments evidencing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

         (c) In the event that a holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Convertible Preferred Stock should be made or the address to which the certificates or instruments evidencing such shares or such payment should be sent, the Corporation shall be entitled to register such shares and make such payment, in the name of the holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificates or instruments evidencing such shares or such payment, to the address of such holder shown on the records of the Corporation.

         Section X. DEFINITIONS. The following definitions shall apply to terms used in connection with the Convertible Preferred Stock:

         a. "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other

Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv) and (v) of Section VI(c).

         b. "Business Day" shall mean any day other than a Saturday, Sunday or any day on which banking institutions are authorized to close in New York, New York.

         c. "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the New York Stock Exchange, or, if the common stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

         d. "Common Stock" shall mean the Corporation's now or hereafter issued Common Stock.

         e. "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section X(a) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which Convertible Preferred Stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

         f. "Current Market Price Per Share" shall mean, as to the Common Stock on any date in question, the average of the daily Closing Prices for the five consecutive Trading Days prior to and including the date in question; provided, however, that:

         (1) if the Ex Date for any event (other than the issuance or distribution requiring such computation) that required an adjustment to the conversion price pursuant to subparagraphs (i), (ii), (iii), (iv), or (v) of Section VI(c) ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the Ex Date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the Ex Date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event,

         (2) if the Ex Date for any Other Event occurs after the Ex Date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the Ex Date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event,

         (3) if the Ex Date for any Other Event occurs on the Ex Date for the Current Event, one of those events, as determined by the Corporation, shall be deemed for purposes of clauses (1) and (2) of this proviso to have an Ex Date occurring prior to the Ex Date for the other of those events, and

         (4) if the Ex Date for the Current Event is on or prior to the date in question, then after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such Ex Date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of Section VI(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock.

         g. "Ex Date" shall mean (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         h. "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

         i. "Junior Dividend Stock" shall mean the Junior Stock and any other capital stock of the Corporation ranking junior as to dividends to the Convertible Preferred Stock.

         j. "Junior Liquidation Stock" shall mean the Junior Stock and any other class or series of the Corporation's capital stock ranking junior to the Convertible Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         k. "Junior Stock" shall mean the Common Stock, the Series A Preferred Stock, and the Corporation's hereafter issued capital stock ranking junior to the Convertible Preferred Stock both as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, when and if issued.

         l. "Nasdaq National Market" shall mean the National Association of Securities Dealers Automated Quotation National Market.

         m. "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

         n. "Parity Dividend Stock" shall mean any class or series of the Corporation's capital stock hereafter issued ranking, as to dividends, on a parity with the Convertible Preferred Stock.

         o. "Parity Liquidation Stock" shall mean any class or series of the Corporation's capital stock ranking on a parity with the Convertible Preferred Stock as to distributions or assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         p. "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the corporation to appropriately reflect any of the events referred to in subparagraphs, (i), (ii), (iii), (iv) and (v) of Section VI(c); provided, however, if no such Closing Prices of the common stock for such Trading Days exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Corporation.

         q. "Redemption Price" shall mean the applicable price per share set forth for the date fixed for redemption in the following table:

         DATE FIXED FOR REDEMPTION                                      PRICE
         -------------------------                                      -----

     On or after August 7, 2000  and on or before August 6, 2001.....   $51.88
     After August 7, 2001  and on or before August 6, 2002...........   $51.56
     After August 7, 2002  and on or before August 6, 2003...........   $51.25
     After August 7, 2003  and on or before August 6, 2004...........   $50.94
     After August 7, 2004  and on or before August 6, 2005...........   $50.63
     After August 7, 2005  and on or before August 6, 2006...........   $50.31
     Any date after August 7, 2006  .................................   $50.00


plus, in each case, an amount in cash equal to all per share dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date fixed for redemption.

         r. "Reference Market Price" shall initially mean $26.92 (which is an amount equal to 66 2/3% of the reported last sale price for the Common Stock quoted on the Nasdaq National Market on July 23, 1996), and in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $26.92 to the initial conversion price per share set forth in the last sentence of Section VI(a).

         s. "Rights" shall have the meaning ascribed to such term in the Rights Agreement.

         t. "Rights Agreement" shall mean the Rights Agreement dated as of February 24, 1988, as amended, between the Corporation and the Rights Agent named therein.

         u. "Series A Preferred Stock" shall mean the Corporation's Series A Participating Preferred Stock, when and if issued.

         v. "Trading Day" shall mean a day on which securities traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

                         ARTICLE V - BOARD OF DIRECTORS

         Section 1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than twelve (12) or more than eighteen (18), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors, and such exact number shall be fifteen (15) until otherwise determined by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

         Section 2. CLASSES OF DIRECTORS. The Board of Directors shall be divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of the 1983 fiscal year, the directors first elected to Class II shall serve for a term ending at the second annual meeting next following the end of the 1983 fiscal year, and the directors first elected to Class III shall serve for a term ending at the third annual meeting next following the end of the 1983 fiscal year, serving, in each case, until their successors shall be elected and shall qualify. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining director(s) of the class in which such vacancy occurs or if none so remains, by a majority vote of the directors of the other two classes, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and shall qualify. No decrease in the number of directors shall shorten the term of any incumbent director. There shall be no cumulative voting in the election of directors.

         Section 3. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, but only for, cause, and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors.

         Section 4. NOMINATION OF DIRECTORS. Except for the filling of any vacancies in the Board of Directors which is governed by Section 2 of this
Article V, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations by any shareholder shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 5 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors. Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

         The Secretary of the Corporation shall determine whether any nomination by any shareholder is made in conformance with the procedures set forth in this
Section 4. Nominations not made in conformance with the procedures set forth in this Section 4 shall be null and void and shall be disregarded by the Corporation.

                          ARTICLE VI - INDEMNIFICATION

The Corporation shall indemnify any present or former officer or director, or person exercising powers and duties of a director, to the full extent now or hereafter permitted under Florida Statutes now or hereafter in force.

                              ARTICLE VII - BYLAWS

The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors and the shareholders, but the Board of Directors may not alter, amend or repeal any Bylaws adopted by the shareholders if the shareholders provided that such Bylaws shall not be altered, amended or repealed by the Board of Directors.

            ARTICLE VIII - APPROVAL OF CERTAIN BUSINESS COMBINATIONS

A. In addition to any affirmative vote required by law or under any other provision of these Third Amended and Restated Articles of Incorporation, and except as otherwise expressly provided in Paragraph
         C: (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (a) any 30% Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself a 30% Shareholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of a 30% Shareholder; or, (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any 30% Shareholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $5,000,000 or more; or, (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any 30% Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more; or, (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or, (5) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a 30% Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any 30% Shareholder, shall require the affirmative vote of the holders of at least 85% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article VIII as one class ("Voting Shares"), which shall include the affirmative vote of at least 50% of the Voting Shares by shareholders other than any 30% Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.


B. The term "business combination" as used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A hereof.

C. The provisions of Paragraph A shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law if:

         (1) The Board of Directors of the Corporation has by at least a 75% vote of the members of the Board then in office:

                  (a) given prior approval to the acquisition by the 30% Shareholder involved in the business combination of 30% or more of the outstanding common stock of the Corporation; or

                  (b) approved the business combination prior to the 30% Shareholder involved in the business combination having become a 30% Shareholder; or,

         (2)      All of the following conditions are satisfied:

                  (a) the ratio of the aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of common stock of the Corporation ("Common Stock") in such business combination to the market price of the Common Stock immediately prior to the announcement of such business combination, is at least as great as the ratio of the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such 30% Shareholder has paid for any shares of Common Stock acquired by it within the two-year period prior to the business combination to the market price of the Common Stock immediately prior to the initial acquisition by such 30% Shareholder of any Common Stock;

                  (b) the aggregate amount of the cash and fair market value of other consideration to be received per share by holders of Common Stock in such business combination is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such 30% Shareholder in acquiring any of its holdings of Common Stock, and is not less than the earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination multiplied by the then price/earnings multiple (if any) of such 30% Shareholder as customarily computed and reported in the financial community;

                  (c) the consideration to be received by holders of Common Stock in such business combination shall be the same form and of the same kind as the consideration paid by the 30% Shareholder in acquiring the shares of Common Stock already owned by it;

                  (d) after becoming a 30% Shareholder and prior to the consummation of such business combination: (i) the 30% Shareholder shall have taken steps to ensure that the Corporation's Board of Directors included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the ratio that the Voting Shares which from time to time are owned by persons who are not 30% Shareholders ("Public Holders") bear to all Voting Shares outstanding at such respective times (with a continuing director to occupy any resulting fractional board position);
                  (ii) there shall have been no reduction in the rate of dividends payable on the Common Stock except as necessary to insure that a quarterly dividend payment does not exceed 15% of the net income of the Corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of all directors (the "entire Board"); (iii) such 30% Shareholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rate stock dividend or stock split); and (iv) such 30% Shareholder shall not have acquired any additional shares of the Common Stock or securities convertible into or exchangeable for Common Stock except as a part of the transaction which resulted in such 30% Shareholder acquiring its 30% interest;

                  (e) prior to the consummation of such business combination, such 30% Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or made any change in the Corporation's business or equity capital structure without the unanimous approval of the entire Board; and,

                  (f) a proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such business combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the continuing directors, an opinion of independent financial advisers as to the fairness (or lack of fairness) of the terms of such business combination, from the point of view of the holders of Voting Shares other than any 30% Shareholder (such independent financial advisers to be selected by a majority of the continuing directors, and to be paid a reasonable fee for their services upon receipt by the Corporation of such opinion).

D.       For the purposes of this Article VIII:

         (1) A "person" shall mean any individual, firm, corporation or other entity.

         (2) "30% Shareholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction: (a) is the beneficial owner, directly or indirectly, of not less than 30% of the Voting Shares; or, (b) is an Affiliate of the Corporation and at any time within 2 years prior thereto was the beneficial owner, directly or indirectly, of not less than 30% of the then outstanding Voting Shares; or, (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within 2 years prior thereto beneficially owned by any 30% Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         (3) A person shall be the "beneficial owner" of any Voting Shares:(a) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly; or, (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or, (c) which are beneficially owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

         (4) The outstanding Voting Shares shall include shares deemed owned through application of sub-paragraph (3), above, but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

         (5) "Continuing director" shall mean a person who was a member of the Board of Directors of the Corporation elected by the Public Holders prior to the date as of which any 30% Shareholder acquired in excess of 5% of the then outstanding Voting Shares, or a person designated (before his initial election as a director) as a continuing director by a majority of the then continuing directors.

         (6) "Other consideration to be received" shall mean common stock of the Corporation retained by its Public Holders in the event of a business combination in which the Corporation is the surviving corporation.

         (7) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 23, 1983.

         (8) "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 23, 1983) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of 30% Shareholder set forth in sub-paragraph (2), above, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security owned directly or indirectly, by the Corporation.

E. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to them: (a) the number of Voting Shares beneficially owned by any person; (b) whether a person is an Affiliate or Associate of another; (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in sub-paragraph (3), above, or, (d) whether the assets subject to any business combination have an aggregate fair market value of $5,000,000 or more.

F. Nothing contained in this Article VIII shall be construed to relieve any 30% Shareholder from any fiduciary obligation imposed by law.

                                   ARTICLE IX

Action shall be taken by the shareholders only at annual or special meetings of shareholders, and shareholders may not act by written consent. Special meetings of shareholders may be called only by the holders of not less than 75% of the Voting Shares as defined in Article VIII, or by such other persons or bodies as may be authorized by the Bylaws of the Company.

                             ARTICLE X - AMENDMENTS

Any amendment, alteration, change or repeal of Article V, Article VIII, Article IX, or Article X of this Third Amended and Restated Articles of Incorporation shall require the affirmative vote of the holders of at least 85% of the then outstanding Voting Shares as defined in Article VIII, which shall include the affirmative vote of at least 50% of the Voting Shares other than any 30% Shareholders; provided that this Article X shall not apply to, and such 85% vote shall not be required for any amendment, alteration, change or repeal recommended to the shareholders by at least a majority of the entire Board and by at least two-thirds of the continuing directors, as defined in Article VIII.

         IN WITNESS WHEREOF, American Bankers Insurance Group, Inc. has caused these Amended and Restated Articles of Incorporation to be executed on this ____ day of July, 1996.


(Corporate Seal)             AMERICAN BANKERS INSURANCE GROUP, INC.
Attest:

                             By:
                                 -----------------------------------------------
Leonardo F. Garcia,              Gerald N. Gaston, Vice Chairman of the Board,
 Secretary                       Chief Executive Officer and President








STATE OF FLORIDA        )
                        )
COUNTY OF DADE          )

The foregoing instrument was acknowledged before me this __ of July, 1996 by Gerald N. Gaston as Vice Chairman of the Board, Chief Executive Officer and President for American Bankers Insurance Group, Inc.



                                 -----------------------------------------------
                                 NOTARY PUBLIC, State of Florida


                                 My Commission Expires:



                                 -----------------------------------------------


Personally Known ______ OR Produced Identification________.
Type of Identification Produced___________________________.

                              ARTICLES OF AMENDMENT

                                 FIRST AMENDMENT
                                       TO
              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.

         1. The name of the corporation is American Bankers Insurance Group, Inc. (the "Corporation").

         2. The Third Amended and Restated Articles of Incorporation of the Corporation is amended by deleting the first paragraph of Article IV, and substituting in its place the following:

                  "The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is 110,000,000 the total number of shares of Common Stock shall be 100,000,000 and each such share shall have a par value of One Dollar ($1.00); and the total number of shares of Preferred Stock shall be 10,000,000 and each share shall be without par value."

(the "Amendment")

         3. This Amendment was recommended by the board of directors to the holders of the Corporation's common stock, $1.00 par value (the "Common Stock Holders"), at the Corporation's annual meeting of Common Stock Holders on May 23, 1997.

         4. This Amendment was approved by a majority of the Common Stock Holders, which is the only group entitled to vote on the Amendment, and the number of votes cast for the Amendment was sufficient for approval.

                              ARTICLES OF AMENDMENT

                                SECOND AMENDMENT
                                       TO
              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.

         1. The name of the corporation is American Bankers Insurance Group, Inc. (the "Corporation").

         2. The Third Amended and Restated Articles of Incorporation of the Corporation is amended by adding a designation for a new series of preferred stock, the Series C Participating Preferred Stock, as attached in Exhibit A hereto, (the "Amendment").

         3. The Amendment was duly adopted by the board of directors of the Company at a meeting held on February 19, 1998.

         IN WITNESS WHEREOF, American Bankers Insurance Group, Inc. has caused this Articles of Amendment to be executed on this _____ day of February 1998.



(Corporate Seal)                   AMERICAN BANKERS INSURANCE GROUP, INC.
Attest:



/s/ ARTHUR W. HEGGEN               By:/s/ GERALD N. GASTON
-----------------------------         -----------------------------------------
Arthur W. Heggen,                        Gerald N. Gaston, Vice Chairman of the
Secretary                                Board and Chief Executive Officer






STATE OF FLORIDA              )
                              )
COUNTY OF DADE                )

The foregoing instrument was acknowledged before me this 23 day of February 1998 by Gerald N. Gaston as Vice Chairman of the Board and Chief Executive Officer of American Bankers Insurance Group, Inc.



                                    /s/ ANN KASAY
                                    -----------------------------------------
                                    NOTARY PUBLIC, State of Florida


                                    My Commission Expires:



                                    [SEAL]
                                    -----------------------------------------


Personally Known         x           OR Produced Identification.
                 --------------------
Type of Identification Produced                      .
                               ----------------------

                                    Exhibit A

                     SERIES C PARTICIPATING PREFERRED STOCK

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series C Participating Preferred Stock." The shares constituting such series shall be without par value. The number of shares constituting such series shall be 1,000,000.

         Section 2. DIVIDENDS AND DISTRIBUTION.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Participating Preferred Stock with respect to dividends, the holders of shares of Series C Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $3.125 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation, (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Participating Preferred Stock. In the event the Corporation shall at any time after February 19, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series C Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $3.125 per share on the Series C Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Participating Preferred Stock, unless (i) the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or (ii) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series C Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided by the Third Amended and Restated Articles of Incorporation of the Corporation, as may be further amended, modified, supplemented, restated or superseded from time to time, or by law, the holders of shares of Series C Participating Preferred Stock and the holders of shares of Common Stock (and any other capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) Except as set forth herein, holders of Series C Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on a Series C Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series C Participating Preferred Stock, except dividends paid ratably on the Series C Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Participating Preferred Stock;

         (iv) purchase or otherwise acquire for consideration any shares of Series C Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. RE-ACQUIRED SHARES. Any shares of Series C Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING-UP.

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Participating Preferred Stock and Common Stock, respectively, holders of Series C Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series C Participating Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series C Participating Preferred Stock shall not be redeemable.

         Section 9. RANKING. The Series C Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. AMENDMENT. The Third Amended and Restated Articles of Incorporation of the Corporation, as may be further amended, modified, supplemented, restated or superseded from time to time, and any certificate amendatory thereof or supplemental thereto shall not be amended or further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of such percentage of the outstanding shares of Series C Participating Preferred Stock, voting separately as a class, as may be required under (i) the Florida General Corporation Act or (ii) the Third Amended and Restated Articles of Incorporation of the Corporation, as may be further amended, modified, supplemented, restated or superseded from time to time, whichever requires a greater percentage.

         Section 11. FRACTIONAL SHARES. Series C Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Participating Preferred Stock.

         IN WITNESS WHEREOF, American Bankers Insurance Group, Inc. has caused this Articles of Amendment to be executed on this 23rd day of May 1997.



(Corporate Seal)                  AMERICAN BANKERS INSURANCE GROUP, INC.

Attest:

/s/ Arthur. W. Heggen
                            By:  /s/ Gerald N. Gaston
                                 ---------------------------------------------
Arthur W. Heggen,                 Gerald N. Gaston, Vice Chairman of the Board,
 Secretary                         Chief Executive Officer and President





STATE OF FLORIDA            )
                            )
COUNTY OF DADE              )

The foregoing instrument was acknowledged before me this 23rd day of May 1997 by Gerald N. Gaston as Vice Chairman of the Board, Chief Executive Officer and President of American Bankers Insurance Group, Inc.


                                        /s/ SANDRA A. HOPPE
                                        ---------------------------------------
                                        NOTARY PUBLIC, State of Florida

                                        My Commission Expires:

                                        October 11, 1998
                                        ---------------------------------------

Personally Known          X            OR Produced Identification.
                 ---------------------
Type of Identification Produced                      .
                               ----------------------